Exhibit 99.1
NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS FOURTH QUARTER

AND FISCAL YEAR RESULTS

Newton, Kansas, Thursday, May 13, 2021…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2021 fiscal year fourth quarter and year ended February 28, 2021. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, current costs relating to the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/bk4uvktb at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $14,441,000 for the 2021 fiscal year fourth quarter ended February 28, 2021 compared to $15,494,000 for the 2020 fiscal year fourth quarter ended March 1, 2020 and $10,372,000 for the 2021 fiscal year third quarter ended November 29, 2020. Park’s net sales from continuing operations for the fiscal year ended February 28, 2021 were $46,276,000 compared to $60,014,000 for the fiscal year ended March 1, 2020. Net earnings from continuing operations for the 2021 fiscal year fourth quarter were $1,032,000 compared to $2,633,000 for the 2020 fiscal year fourth quarter and $1,037,000 for the 2021 fiscal year third quarter. Net earnings from continuing operations were $5,192,000 for the current fiscal year compared to $10,205,000 for last fiscal year.

Net earnings from continuing operations before special items for the 2021 fiscal year fourth quarter were $2,335,000 compared to $2,787,000 for the 2020 fiscal year fourth quarter and $1,037,000 for the 2021 fiscal year third quarter. Net earnings from continuing operations before special items were $6,495,000 for the current fiscal year compared to $10,503,000 for last fiscal year.

Adjusted EBITDA from continuing operations for the 2021 fiscal year fourth quarter was $3,257,000 compared to $3,612,000 for the 2020 fiscal year fourth quarter and $1,380,000 for the 2021 fiscal year third quarter. Adjusted EBITDA from continuing operations for the current fiscal year was $8,419,000 compared to $13,012,000 for last fiscal year.

In the 2021 fiscal year fourth quarter, the Company recorded a pretax restructuring charge of $1,570,000 primarily for the impairment of assets at its Park Aerospace Technologies Asia Pte. Ltd facility in Singapore. In the 2020 fiscal year, the Company recorded a one-time tax charge of $144,000 for the write down of deferred tax assets for stock option expirations pertaining to employees who transferred to AGC Inc. in connection with the sale of the Electronics Business and a pre-tax stock option modification charge of $208,000. The stock option modification charge related to a reduction in the exercise prices of previously granted employee stock options resulting from the special dividend paid in February 2020.

Park reported basic and diluted earnings per share from continuing operations of $0.05 for the 2021 fiscal year fourth quarter compared to $0.13 for the 2020 fiscal year fourth quarter and $0.05 for the 2021 fiscal year third quarter. Park reported basic and diluted earnings per share from continuing operations before special items of $0.11 for the 2021 fiscal year fourth quarter compared to $0.14 for the 2020 fiscal year fourth quarter and $0.05 for the 2021 fiscal year third quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.25 for the 2021 fiscal year compared to $0.50 for the 2020 fiscal year. Basic and diluted earnings per share from continuing operations before special items were $0.32 for the 2021 fiscal year compared to $0.51 for the 2020 fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 6667586.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, May 19, 2021. The conference call replay will be available at https://edge.media-server.com/mmc/p/bk4uvktb and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 6667586.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a restructuring charge, a one-time tax charge, a stock modification charge and Adjusted EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. These materials include lightning strike protection materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			52 Weeks Ended

	February 28, 2021	March 1, 2020	November 29, 2020	February 28, 2021	March 1, 2020
Sales	$14,441	$15,494	$10,372	$46,276	$60,014

Net Earnings before Special Items[1]	$2,335	$2,787	$1,037	$6,495	$10,503
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	-	-	-	-	(144)
Stock Option Modification	-	(154)	-	-	(154)
Restructuring Charges	(1,303)	-	-	(1,303)	-
Net Earnings from Continuing Operations	$1,032	$2,633	$1,037	$5,192	$10,205

Loss from Discontinued Operations, Net of Tax	$-	$(249)	$(116)	$(328)	$(653)

Net Earnings	$1,032	$2,384	$921	$4,864	$9,552

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.11	$0.14	$0.05	$0.32	$0.51
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	-	-
Stock Option Modification	-	(0.01)	-	-	(0.01)
Restructuring Charges	(0.06)	-	-	(0.07)	-
Basic Earnings per Share from Continuing Operations	$0.05	$0.13	$0.05	$0.25	$0.50

Basic Loss per Share from Discontinued Operations	-	(0.01)	-	(0.01)	(0.03)

Basic Earnings per Share	$0.05	$0.12	$0.05	$0.24	$0.47

Diluted Earnings before Special Items[1]	$0.11	$0.14	$0.05	$0.32	$0.51
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	-	-
Stock Option Modification	-	(0.01)	-	-	(0.01)
Restructuring Charges	(0.06)	-	-	(0.07)	-
Diluted Earnings per Share from Continuing Operations	$0.05	$0.13	$0.05	$0.25	$0.50

Diluted Loss per Share from Discontinued Operations	-	(0.01)	-	(0.01)	(0.03)

Diluted Earnings per Share	$0.05	$0.12	$0.05	$0.24	$0.47

Weighted Average Shares Outstanding:
Basic	20,382	20,519	20,381	20,387	20,507
Diluted	20,587	20,578	20,434	20,478	20,595

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	February 28, 2021	March 1, 2020
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$116,542	$122,355
Accounts Receivable, Net	7,633	10,925
Inventories	4,794	6,379
Prepaid Expenses and Other Current Assets	3,372	5,535
Total Current Assets	132,341	145,194

Fixed Assets, Net	21,130	16,100
Operating Right-of-use Assets	103	420
Other Assets	9,938	10,072
Total Assets	$163,512	$171,786

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,300	$4,735
Accrued Liabilities	1,708	1,709
Operating Lease Liability	33	152
Income Taxes Payable	2,952	2,111
Total Current Liabilities	7,993	8,707

Long-term Operating Lease Liability	86	268
Non-current Income Taxes Payable	14,303	15,986
Deferred Income Taxes	778	834
Other Liabilities	4,411	4,316
Total Liabilities	27,571	30,111

Shareholders’ Equity	135,941	141,675

Total Liabilities and Shareholders' Equity	$163,512	$171,786

Additional information
Equity per Share	$6.67	$6.90

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			52 Weeks Ended

	February 28, 2021	March 1, 2020	November 29, 2020	February 28, 2021	March 1, 2020

Net Sales	$14,441	$15,494	$10,372	$46,276	$60,014

Cost of Sales	10,115	10,460	7,819	33,085	41,341

Gross Profit	4,326	5,034	2,553	13,191	18,673
% of net sales	30.0%	32.5%	24.6%	28.5%	31.1%

Selling, General & Administrative Expenses	1,395	2,147	1,536	6,113	7,932
% of net sales	9.7%	13.9%	14.8%	13.2%	13.2%

Restructuring Charges	1,570	-	-	1,570	-

Earnings from Continuing Operations	1,361	2,887	1,017	5,508	10,741

Interest and Other Income:
Interest Income	207	717	389	1,777	3,330

Earnings from Continuing Operations before Income Taxes	1,568	3,604	1,406	7,285	14,071

Income Tax Provision	536	971	369	2,093	3,866

Net Earnings from Continuing Operations	1,032	2,633	1,037	5,192	10,205
% of net sales	7.1%	17.0%	10.0%	11.2%	17.0%

Loss from Discontinued Operations, Net of Tax	-	(249)	(116)	(328)	(653)

Net Earnings	$1,032	$2,384	$921	$4,864	$9,552
% of net sales	7.1%	15.4%	8.9%	10.5%	15.9%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended February 28, 2021			13 Weeks Ended March 1, 2020			13 Weeks Ended November 29, 2020
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$1,395	$-	$1,395	$2,147	$(208)	$1,939	$1,536	$-	$1,536
% of net sales	9.7%		9.7%	13.9%		12.5%	14.8%		14.8%

Restructuring Charges	1,570	(1,570)	-	-	-	-	-	-	-
% of net sales	10.9%		0.0%	0.0%		0.0%	0.0%		0.0%

Earnings from Continuing Operations	1,361	1,570	2,931	2,887	208	3,095	1,017	-	1,017
% of net sales	9.4%		20.3%	18.6%		20.0%	9.8%		9.8%

Interest Income	207	-	207	717	-	717	389	-	389
% of net sales	1.4%		1.4%	4.6%		4.6%	3.8%		3.8%

Earnings from Continuing Operations before Income Taxes	1,568	1,570	3,138	3,604	208	3,812	1,406	-	1,406
% of net sales	10.9%		21.7%	23.3%		24.6%	13.6%		13.6%

Income Tax Provision	536	267	803	971	54	1,025	369	-	369
Effective Tax Rate	34.2%		25.6%	26.9%		26.9%	26.2%		26.2%

Net Earnings from Continuing Operations	1,032	1,303	2,335	2,633	154	2,787	1,037	-	1,037
% of net sales	7.1%		16.2%	17.0%		18.0%	10.0%		10.0%

Loss from Discontinued Operations	-	-	-	(249)	-	(249)	(116)	-	(116)
% of net sales	0.0%		0.0%	-1.6%		-1.6%	-1.1%		-1.1%

Net Earnings	1,032	1,303	2,335	2,384	154	2,538	921	-	921
% of net sales	7.1%		16.2%	15.4%		16.4%	8.9%		8.9%

Net Earning			2,335			2,538			921
Addback Discontinued Operatons and non-cash items:
Loss from Discontinued Operations			-			249			116
Income Tax Provision			803			1,025			369
Interest Income			(207)			(717)			(389)
Depreciation			277			402			314
Stock Option Expense			49			115			49
Adjusted EBITDA from Continuing Operations			3,257			3,612			1,380

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	52 Weeks Ended February 28, 2021			52 Weeks Ended March 1, 2020
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$6,113	$-	$6,113	$7,932	$(208)	$7,724
% of net sales	13.2%		13.2%	13.2%		12.9%

Restructuring Charge	1,570	(1,570)	-	-	-	-
% of net sales	3.4%		0.0%	0.0%		0.0%

Earnings from Continuing Operations	5,508	1,570	7,078	10,741	208	10,949
% of net sales	11.9%		15.3%	17.9%		18.2%

Interest Income	1,777	-	1,777	3,330	-	3,330
% of net sales	3.8%		3.8%	5.5%		5.5%

Earnings from Continuing Operations before Income Taxes	7,285	1,570	8,855	14,071	208	14,279
% of net sales	15.7%		19.1%	23.4%		23.8%

Income Tax Provision	2,093	267	2,360	3,866	(90)	3,776
Effective Tax Rate	28.7%		26.7%	27.5%		26.4%

Net Earnings from Continuing Operations	5,192	1,303	6,495	10,205	298	10,503
% of net sales	11.2%		14.0%	17.0%		17.5%

Loss from Discontinued Operations	(328)	-	(328)	(653)	-	(653)
% of net sales	-0.7%		-0.7%	-1.1%		-1.1%

Net Earnings	4,864	1,303	6,167	9,552	298	9,850
% of net sales	10.5%		13.3%	15.9%		16.4%

Net Earning			6,167			9,850
Addback Discontinued Operatons and non-cash items:
Loss from Discontinued Operations			328			653
Income Tax Provision			2,360			3,776
Interest Income			(1,777)			(3,330)
Depreciation			1,150			1,544
Stock Option Expense			191			519
Adjusted EBITDA from Continuing Operations			8,419			13,012